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                                                                  Exhibit 3(ii)


                      GENERAL ELECTRIC CAPITAL CORPORATION

                                    BY-LAWS

                                   ARTICLE I.

                             STOCKHOLDERS' MEETINGS

            SEC. 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held at such place, within or without the State of New York, as shall be stated in the notice of the meeting, such meeting to be held on the second Thursday in March of each and every year if not a legal holiday, and if a legal holiday, then on the next secular day following, or such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at such time as shall be stated in the notice of the meeting.

            The Secretary shall serve personally or by mail, not less than ten nor more than forty days before such meeting, a written notice thereof upon each person who appears upon the records of the corporation to be a stockholder. If mailed, it shall be addressed to a stockholder at his address as it appears on the stock records unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

            The order of business shall be as follows:

            1.   Roll Call.
            2.   Proof of notice of meeting.
            3.   Reports of officers.
            4.   Election of Directors.
            5.   Miscellaneous.

            SEC. 2. SPECIAL MEETINGS. Special meetings of stockholders, other than those regulated by statute, may be called at any time by a majority of the Directors. Written notice of such meeting, stating the purpose for which it is called, shall be served personally or by mail, not less than five nor more than twenty days before the date set for such meeting. If mailed it shall be directed to a stockholder at his address as it appears on the stock records, unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address in which case it shall be mailed to the address designated in such request. No business other than that specified in the notice shall be transacted at any special meeting of stockholders.
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          SEC. 3. WAIVER.  Notwithstanding any provision of the foregoing
Sections 1 and 2, a meeting of the stockholders may be held at any time and at any place within or without the State of New York, and any action may be taken thereat, if notice and lapse of time be waived in writing by every stockholder having the right to vote at such meeting.

          SEC. 4. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, except at special meetings held for the election of directors, but a lesser number may adjourn to some future time not less than six nor more than twenty days later, and the Secretary shall thereupon mail notice of at least three days to each stockholder entitled to vote who was absent from such meeting.

          SEC. 5. CLOSING STOCK RECORDS. The Directors may prescribe a period not exceeding twenty days, prior to any meeting of stockholders, during which no transfer of a stock on the records of the corporation may be made.

          SEC. 6. VOTING. All voting at stockholders' meetings shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if cast by proxy, the name of the proxy.

                                   ARTICLE II.

                                   DIRECTORS

          SEC. 1. NUMBER OF DIRECTORS. The board of directors shall consist of that number of members as shall be fixed, from time to time, by the stockholders or by a majority of the board of directors within the limits established by the applicable provisions of the New York Banking Law.

          SEC. 2. TERM OF OFFICE. Except as provided in Section 1 of this Article, the Directors shall be elected at the annual meeting of the stockholders for the term of one year by a plurality of the votes cast, but any Director so elected shall be subject to removal before the expiration of his term, by vote of the holders of a majority of the outstanding stock entitled to vote for the election of directors. Vacancies in the Board, occurring between annual meetings may be filled for the unexpired portion of the term by a majority of the remaining Directors.

          SEC. 3. DUTIES AND POWERS. The Board of Directors shall have the control and management of the affairs of the corporation, and may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it may deem proper, not inconsistent with law or these By-Laws.


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          SEC. 4. MEETINGS. Regular meetings of the Board of Directors shall be held periodically on such dates as the Board may designate. Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the President, the Chairman of the Board, or of any three of the Directors. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board by mail or telegraph at his last known post office address. Such notice shall be given by mailing the same at least two days before the meeting or by telegram sent at least one day before the meeting.

          One-third in number of the entire Board of Directors shall constitute a quorum at all meetings thereof, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the statutes of the State of New York.

          The Board of Directors may hold its meetings, regular or special, and have an office or offices, and keep the records of the corporation, at such place or places within or without the State of New York as the Board may from time to time determine, unless otherwise expressly provided by the statutes of the State of New York.

          SEC. 5. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board of Directors may appoint from among its number an Executive Committee. The Executive Committee shall have and exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation during intervals between meetings of the Board of Directors so far as may be permitted by law and as may not be inconsistent with the provisions of these By-Laws; but the Board of Directors may from time to time by resolution abolish such Executive Committee or so limit its powers as may be deemed expedient.

          The Board of Directors may appoint such other committees as the Board of Directors shall deem appropriate having such powers and functions as the Board of Directors shall, consistent with applicable law, confer upon such committees.

          Except as otherwise provided in a specific resolution of the Board of Directors, one-third in number of any committee (including the Executive Committee) appointed by the Board of Directors in accordance with this Sec. 5 shall constitute a quorum at all meetings of such committee, and the act of a majority of the directors present at any such committee meeting at which there is a quorum shall be the act of such committee, except as may be otherwise specifically provided by the statutes of the State of New York.


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          SEC. 6. It shall not be necessary for any director of the corporation to be a stockholder of said corporation.

          SEC. 7. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                    ARTICLE III.

                                    OFFICERS

          SEC. 1. The officers of the corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, a Vice President, a Controller, a Treasurer and a Secretary, who shall be elected by the Board of Directors at its first meeting following the annual meeting of the stockholders to serve for one year and until their respective successors are elected and qualified. Additional Vice Presidents may be elected from time to time for such terms as determined by the Board, which may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such subordinate officers and agents of the corporation as it may from time to time determine. Any vacancy in any office (including any office created between annual meetings of the Board following the annual meeting of the stockholders) may be filled for the unexpired term by the Board.

          The same person may occupy two or more offices except the offices of President and Secretary.

          SEC. 2. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall preside at the meetings of the stockholders and of the Board of Directors. He shall have supervision of such matters as may be designated to him by the Board of Directors. No non-U.S. citizen shall be qualified or authorized to be Chairman of the Board of Directors or to exercise any powers or duties of the Chairman of the Board of Directors in his absence or during his disability, for so long as the corporation is required by the United States maritime laws to be a U.S. citizen by reason of its ownership, direct or indirect, or other interest in any vessel documented under the laws of the United States.

          SEC. 3. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.


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He shall have supervision of such matters as may be designated to him by the
Board of Directors.

          SEC. 4. PRESIDENT. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at the meetings of the stockholders and of the Board of Directors. Subject to the Board of Directors, he shall have the general management of the affairs of the corporation and perform such other duties as by the vote of the Board of Directors he may be empowered or directed to perform and as may be incidental to his office. No non-U.S. citizen shall be qualified or authorized to be President or to exercise any powers or duties of the President in his absence or during his disability, for so long as the corporation is required by the United States maritime laws to be a U.S. citizen by reason of its ownership, direct or indirect, or other interest in any vessel documented under the laws of the United States.

          SEC. 5. VICE PRESIDENTS. Any Vice President may perform the duties of the President in his absence or during his inability to act, subject to the direction of the Chairman of the Board. The Vice Presidents shall have such other and further powers and shall perform such other and further duties as may be assigned to them by the Board.

          SEC. 6. TREASURER. The Treasurer shall have the care, safekeeping and custody of all funds and securities of the corporation, and he shall perform such other duties incident to his office as the Board of Directors may empower or direct him to perform, and in such manner as they may direct from time to time.

          SEC. 7. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders, and he shall be custodian of the seal of the corporation. He shall have charge of the stock records and such other corporate books and papers as the Board may entrust to his custody; he shall attend to the giving and serving of all notices of the corporation, and he shall keep or cause to be kept, a suitable record of the names and addresses of stockholders and the number of shares held by them respectively. He shall attend to such other duties as are incidental to his office and as may be assigned to him by the President or the Board of Directors.

          SEC. 8. ASSISTANT SECRETARY OR SECRETARIES AND ASSISTANT TREASURER OR TREASURERS. The Assistant Secretary or Secretaries and the Assistant Treasurer or Treasurers shall possess all the powers of the Secretary and of the Treasurer, respectively, in the absence or disability of those officers and shall have such other and further powers and perform such other and further duties as may be assigned to them respectively from time to time by the Board of Directors.



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          SEC. 9. All other subordinate officers and agents of the company who may from time to time be appointed by the Board shall perform such duties and have such powers as may be assigned to them from time to time by the Board of Directors. An officer of the corporation may be appointed any such subordinate office or agent.

          SEC. 10. CONTROLLER. The Controller shall keep or cause to be kept correct books of accounts of all of the corporation's business, and he shall perform such other duties incident to his office as the Board of Directors may empower or direct him to perform, and in such manner as they may direct from time to time.

                                  ARTICLE IV.

                            FUNDS OF THE CORPORATION

          SEC. 1. The funds of the corporation shall be deposited in such banks and/or trust companies as the directors by resolution may designate.

                                   ARTICLE V.

                                   INSPECTORS

          SEC. 1. Two inspectors of election shall be elected at each annual meeting of stockholders to serve for one year and if any inspector shall refuse to serve and shall not be present, the meeting may appoint an inspector in his place.

                                  ARTICLE VI.

                                      SEAL

          SEC. 1. The seal of the corporation shall be in the form of a circle with the following words thereon, to wit: GENERAL ELECTRIC CAPITAL CORPORATION. It shall be affixed to all instruments requiring a seal.

                                  ARTICLE VII.

                                WAIVER OF NOTICE

          SEC. 1. Whenever, under the provisions of any of these By-Laws, or of any of the corporate laws of the State of New York, the corporation, its directors or the stockholders are authorized to take any action or hold any meeting after notice to its members or after the lapse of a prescribed period of time, such action may be taken and such meeting may be held without notice and without the


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lapse of any period of time if such meeting or action be authorized or approved and such requirements be waived in writing by each person interested and entitled to notice or by his attorney thereunto authorized, either before or after such action or meeting.

                                 ARTICLE VIII.

                                   AMENDMENTS

          SEC. 1. These By-Laws may be altered, amended or repealed at any regular meeting of the Board of Directors (or any special meeting thereof duly called for that purpose) by a majority vote of the Directors attending and entitled to vote at such meeting, a quorum being present, provided that in the call for any special meeting notice of intention to amend the By-Laws must be given.

                                  ARTICLE IX.

                                EMERGENCY BY-LAW

          SEC. 1. This Emergency By-Law shall become effective if the Defense Council of New York, as constituted under the New York State Defense
Emergency Act now in effect or as it may hereafter be amended from time to time, shall order the effectiveness of emergency by-laws of New York corporations and shall cease to be effective when the Council shall so declare. This Emergency By-Law may also become effective in the manner outlined in
Section 5 of this Article.

          SEC. 2. In the event this Emergency By-Law shall become effective the business of the Company shall continue to be managed by those members of the Board of Directors in office at the time the emergency arises who are available to act during the emergency. If less than three such Directors are available to act, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees of General Electric Company and General Electric Capital Corporation in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises.

          SEC. 3. For the purposes of Sections 2 and 4(c) of this Article, a Director shall be deemed unavailable to act if he shall fail to attend a Directors' meeting called in the manner provided in Section 4(a) of this Article. This section, however, shall not affect in any way the right of a Director in office at the time an emergency arises to continue as a Director.



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           SEC. 4.  The Board of Directors shall be governed by the following basic procedures and shall have the following specific powers in addition to all other powers which it would otherwise have.

           (a) Meetings of the Board of Directors may be called by any Director, or by the first available officer or employee in the order provided in the emergency succession list referred to in
                Section 2 of this Article, by mailing to all Directors written notice thereof at their residence or place of business at least two days before the meeting and by using other reasonably available means of communication in an effort to contact each Director.

           (b) Three Directors shall constitute a quorum which may in all cases act by majority vote.

           (c) If the number of Directors who are available to act shall drop below three, additional Directors, in whatever number is necessary to constitute a Board of three Directors shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list referred to in Section 2 of this Article.

           (d) Additional Directors, beyond the minimum number of three Directors, but not more than three additional Directors, may be elected from any officers or employees of General Electric Company and General Electric Capital Corporation on the emergency succession list referred to in Section 2 of this Article.

           (e) Any Director, other than a Director in office at the time an emergency arises, may be removed by a majority vote.

           (f) The Board of Directors may establish any additional procedures and may amend any of the provisions of this Article concerning the interim management of the affairs of the Company in an emergency if it considers it to be in the best interests of the Company to do so, except that it may not change Sections 3 or 4(e) of this Article in any manner which excludes from participation any person who was a Director in office at the time an emergency arises.

           (g) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Company during an emergency in a manner which is consistent with the Charter and By-Laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Emergency


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                By-Law is intended to and hereby empowers the Board of
                Directors with the maximum authority possible under New York State Defense Emergency Act, and all other applicable law, to conduct the interim management of the affairs of the Company in an emergency in what it considers to be the best interests of the Company.

           SEC. 5. If an obvious defense emergency exists because of an enemy attack and, if by reason of the emergency, the Defense Council of New York is itself unable to order the effectiveness of emergency by-laws as contemplated by Section 1 of this Article, then:

           (a) A quorum of the Board of Directors pursuant to Article II of these By-Laws may order the effectiveness of this Emergency By-Law, or

           (b) If a quorum of the Board of Directors pursuant to Article II of these By-Laws is not present at the first Board of Directors' meeting called, in the manner provided in Section 4(a) of this Article, after an emergency arises, then the provisions of this Emergency By-Law shall automatically become effective and shall remain in effect until it is practical for a normally constituted Board of Directors to resume management of the business of the Company.

                                   ARTICLE X.

                                INDEMNIFICATION

           SEC. 1. The corporation shall, to the fullest extent permitted by the New York Banking Law, indemnify any person who (i) was or is or has agreed to become a director or officer of the corporation and (ii) is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other enterprise, which any director or officer of the corporation is serving, has served or has agreed to serve in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other enterprise in any capacity against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney's fees, incurred in connection with such action or proceeding or any


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appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (x) his act were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (y) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The corporation shall advance to any person referred to in this
Section 1 the expenses incurred in defending any action or proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification. The benefits of this Section 1 shall extend to the heirs and legal representatives of any person entitled to indemnification under this paragraph. The right to indemnification or advancement of expenses, under this Section I shall be retroactive to events occurring prior to the adoption of this Article X, to the extent not prohibited by law. No amendment of this by-law shall impair the rights of any such person arising at any time with respect to events occurring prior to such amendment.

           SEC. 2. The corporation may indemnify to the fullest extent permitted by law any person who is not a director or officer of the corporation to whom the corporation is permitted by applicable law to provide indemnification, whether pursuant to rights granted pursuant to, or provided by, the New York Banking Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) a written agreement providing for such indemnification authorized by any officer designated by the Board of Directors of the corporation for such purpose, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The corporation may advance to any person referred to in this Section 2 the expenses incurred in defending any action or proceeding. The right of any such person to be indemnified and to receive advancement of expenses as authorized by this Section 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Organization Certificate, by-law, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification under this Section 2 may be made retroactive and may extend to events occurring prior to the adoption of this Article X, to the extent not prohibited by law, and the benefits permitted by this Section 2 shall extend to the heirs and legal representatives of any person indemnified pursuant to this Section 2.

           SEC. 3. For purposes of this Article X: the term"corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger; the term "other enterprise" shall include any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust or employee benefit plan; service "at the request of the corporation" shall include, but not be limited to, service by any such person as a director or officer of the corporation or in any capacity with or on behalf of any such other enterprise which imposes duties on, or involves


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services to the corporation or such other enterprise by, such person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on any such person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by any such person in good faith with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

        SEC. 4. This Article X may be amended, modified or repealed either by action of the Board of Directors of the corporation or by the vote of the shareholders.























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